UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 26, 2007

Switch & Data Facilities Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33302	59-3641081
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1715 North Westshore Boulevard, Suite 650,

Tampa, FL 33607

(813) 207-7700

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 26, 2007, Switch & Data Facilities Company, Inc. (“Switch & Data”), along with certain of its subsidiaries, entered into a settlement agreement with certain persons who had filed a lawsuit in the Circuit Court of the Fifteenth Judicial District Palm Beach County, Florida styled Node Com, Inc. and TQ West Palm, LLC v. Switch & Data FL Four, LLC; Switch & Data Facilities Company, LLC; Switch & Data Facilities Company, Inc.; Switch & Data Holdings, Inc. and James F. Lavin, Case Number CA 02 5293 AB (the “Settlement Agreement”). In the lawsuit (which was previously described in our Registration Statement on Form S-1 (File No. 333-137607), as amended), the Plaintiffs advanced claims in connection with an alleged breach of a lease entered into for a colocation facility in West Palm Beach, Florida in 2001, and sought damages totaling approximately $29.7 million. Pursuant to the Settlement Agreement, and in exchange for the execution of mutual full and general releases of all claims which were raised or could have been raised in the referenced matter, Switch & Data paid the sum of $3.0 million to the Plaintiffs.

A copy of the Settlement Agreement is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description
10.1	Settlement Agreement dated April 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Switch & Data Facilities Company, Inc.

May 2, 2007	By:	/s/ George Pollock, Jr.
George Pollock, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Settlement Agreement dated April 26, 2007.